UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

QXO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion by QXO, Inc., a Delaware corporation (“QXO”), of the acquisition of QXO Building Products, Inc., a Delaware corporation formerly known as Beacon Roofing Supply, Inc. (“Beacon” and, following the acquisition, “QXO Building Products”), pursuant to the Agreement and Plan of Merger, dated as of March 20, 2025 (the “Merger Agreement”), by and among QXO, Beacon, and Queen MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of QXO (“Merger Sub”).

Item 1.01	Entry into a Material Definitive Agreement.

Notes

General

On April 29, 2025, Merger Sub (the “Issuer”) completed its previously announced offering of $2.25 billion aggregate principal amount of 6.75% Senior Secured Notes due 2032 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of April 29, 2025 (as supplemented, the “Indenture”), by and between Merger Sub and Wilmington Trust, National Association, as trustee (the “Trustee”).

Upon consummation of the Merger (as defined below), QXO Building Products, certain of QXO Building Products’ subsidiaries (the “Subsidiary Guarantors”) and the Trustee entered into the Supplemental Indenture No. 1 to the Indenture (the “Supplemental Indenture”), pursuant to which QXO Building Products assumed the obligations under the Notes and the Indenture, and the Subsidiary Guarantors guaranteed QXO Building Products’ obligations under the Notes and the Indenture.

The Notes and the related guarantees are secured by first-priority liens on substantially all of the Issuer’s and the Subsidiary Guarantors’ material owned assets other than the ABL Priority Collateral (as defined below) (the “Notes Priority Collateral”) and by second-priority liens on substantially all of the Issuer’s and the Subsidiary Guarantors’ inventory, receivables and related assets (the “ABL Priority Collateral”), in each case subject to certain exceptions and permitted liens. The Indenture and the Notes include restrictive covenants, events of default and other provisions that are customary for obligations of this type.

The proceeds from the offering of the Notes, together with borrowings under the Credit Facilities described below, proceeds from QXO’s previously announced equity offerings and cash on the balance sheet, were used to fund the transactions contemplated by the Merger Agreement and pay related fees and expenses.

Maturity and Interest Payments

The Notes will mature on April 30, 2032. Interest on the Notes accrues at 6.75% per annum and will be paid semi-annually, in arrears, on April 30 and October 30 of each year, beginning October 30, 2025.

Redemption

On or after April 30, 2028, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture. In addition, prior to April 30, 2028, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any. Notwithstanding the foregoing, at any time and from time to time prior to April 30, 2028, the Issuer may redeem in the aggregate up to 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount not to exceed the amount of net cash proceeds of one or more equity offerings at a redemption price equal to 106.75%, plus accrued and unpaid interest, if any, so long as at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption. In addition, prior to April 30, 2028, the Issuer may redeem during each twelve-month period up to 10% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) at a redemption price equal to 103%, plus accrued and unpaid interest, if any.

Certain Covenants

The Indenture, among other things, limits the Issuer’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt, guarantee indebtedness or issue certain preferred shares; (ii) pay dividends on or make distributions in respect of, or repurchase or redeem, capital stock or make other restricted payments; (iii) make loans or certain investments; (iv) sell certain assets; (v) create liens on certain assets; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and (vii) enter into certain transactions with affiliates.

These covenants are subject to a number of important qualifications and exceptions. Additionally, upon the occurrence of specified change of control events, the Issuer must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. The Indenture also provides for customary events of default.

The foregoing description of the Indenture and Supplemental Indenture is qualified in its entirety by reference to the Indenture and Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Term Loan Facility

General

On April 29, 2025, Merger Sub (the “Borrower”) entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”), by and among Queen HoldCo, LLC, a Delaware limited liability company and a wholly-owned subsidiary of QXO (“Holdings”), Merger Sub, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, which provides for senior secured financing consisting of a term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $2.25 billion. Upon consummation of the Merger, QXO Building Products entered into the Joinder to Credit Agreement (the “Term Loan Joinder”) and assumed Merger Sub’s obligations under the Term Loan Credit Agreement.

The Borrower borrowed the entire $2.25 billion and used the borrowings under the Term Loan Facility, together with the proceeds from the issuance of the Notes, borrowings under the ABL Facility (as defined below), proceeds from QXO’s previously announced equity offerings and available balance sheet cash to fund the transactions contemplated by the Merger Agreement and to pay related fees and expenses.

The Term Loan Facility will mature on April 30, 2032.

Interest Rates and Fees

Borrowings under the Term Loan Facility bear interest at a rate equal to, at the Borrower’s option, either (a) a Term SOFR determined by reference to the secured overnight financing rate published by an administrator therefor, which rate shall be no less than zero or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the prime rate of Goldman Sachs Bank USA and (iii) the sum of one-month Term SOFR plus 1.00% per annum, which base rate shall be no less than 1.00%, plus, for each of Term SOFR and the base rate, an applicable margin set forth in the Term Loan Credit Agreement.

Amortization and Prepayments

The Term Loan Facility requires scheduled quarterly amortization payments in an annual amount equal to 1.0% of the original principal amount of the term loans borrowed on the closing date of the Term Loan Facility, with the balance to be paid at maturity.

In addition to the quarterly amortization payments discussed above, the Term Loan Facility requires the Borrower to make certain mandatory prepayments, including using (i) a portion of annual excess cash flow, as defined in the Term Loan Credit Agreement, to prepay the Term Loan Facility, (ii) net cash proceeds of certain non-ordinary assets sales or dispositions of property to prepay the Term Loan Facility and (iii) net cash proceeds of any issuance or incurrence of debt not permitted under the Term Loan Facility to prepay the Term Loan Facility. The Borrower can make voluntary prepayments at any time without penalty, except in connection with a repricing event in respect of the Term Loan Facility as described below, subject to customary breakage costs.

Any refinancing through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing event” applicable to the term loans resulting in a lower yield occurring at any time during the first six months after the closing date of the Term Loan Facility will be accompanied by a 1.00% prepayment premium or fee, as applicable.

Collateral and Guarantors

All obligations under the Term Loan Facility are unconditionally guaranteed by Holdings on a limited‑recourse basis and secured by a first-priority lien on the equity interests of the Borrower held by Holdings, and guaranteed by each of the Subsidiary Guarantors and secured by a first-priority lien with respect to the Notes Priority Collateral and a second-priority lien with respect to the ABL Priority Collateral. The Term Loan Facility is secured on a ratable basis with the Notes with respect to the Notes Priority Collateral and the ABL Priority Collateral, in each case, on such assets owned by the Borrower and the Subsidiary Guarantors.

Restrictive Covenants and Other Matters

The Term Loan Facility contains certain customary affirmative covenants. The negative covenants in the Term Loan Facility include, among other things, limitations (none of which are absolute) on the ability of each of the Borrower and its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) make certain loans or investments (including acquisitions); (iv) pay dividends on or make distributions in respect of, or repurchase or redeem, capital stock or make other restricted payments; (v) sell certain assets; (vi) restrict dividends from subsidiaries or restrict liens; or (vii) prepay subordinated debt or modify terms of certain debt.

The Term Loan Facility contains certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the Term Loan Facility may be entitled to take various actions, including the acceleration of amounts due under the Term Loan Facility and all actions permitted to be taken by a secured creditor in respect of the collateral securing the Term Loan Facility.

The foregoing description of the Term Loan Facility and Term Loan Joinder is qualified in its entirety by reference to the Term Loan Credit Agreement and Term Loan Joinder, which are filed as Exhibits 10.1 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ABL Credit Agreement

General

On April 29, 2025, the Borrower entered into the Asset-Based Revolving Credit Agreement (the “ABL Credit Agreement”), by and among Holdings, Merger Sub, the subsidiary borrowers party there, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent, which provides for an asset-based revolving credit facility (the “ABL Facility” and, together with the Term Loan Facility, the “Credit Facilities”), with an aggregate borrowing availability equal to the lesser of $2,000 million and the borrowing base. Upon the consummation of the Merger, QXO Building Products entered into the Joinder to Credit Agreement (the “ABL Joinder”) and assumed Merger Sub’s obligations under the ABL Credit Agreement.

The Borrower borrowed $400 million under the ABL Facility and used the borrowings under the ABL Facility together with the proceeds from the issuance of the Notes, borrowings under the Term Loan Facility, proceeds from QXO’s previously announced equity offerings and available balance sheet cash to fund the transactions contemplated by the Merger Agreement and to pay related fees and expenses.

The ABL Facility will mature on April 29, 2030.

Interest Rates and Fees

Borrowings under the ABL Facility bear interest at a rate equal to, at the Borrower’s option, either (a) (x) Term SOFR determined by reference to the secured overnight financing rate published by the Federal Reserve Bank of New York, which rate shall be no less than zero or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the prime rate quoted by the Wall Street Journal as the “Prime Rate” and (iii) the sum of one-month adjusted Term SOFR plus 1.00% per annum, which base rate shall be no less than 1.00%, or (y) with respect to borrowings of Canadian dollars, Term CORRA determined by reference to the interbank offered rate administered by the CORRA Administrator, which rate shall be no less than zero, in each case plus an applicable margin based on excess availability set forth in the ABL Credit Agreement.

In addition to paying interest on the outstanding principal under the ABL Facility, the Borrower is required to pay a commitment fee equal to 0.20% per annum (depending on the average utilization of the commitments) to the lenders under the ABL Facility in respect of the unutilized commitments thereunder.

The Borrower may voluntarily repay outstanding loans under the ABL Facility at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to SOFR loans and Term CORRA loans.

Collateral and Guarantors

All obligations under the ABL Facility (and at the Borrower’s option certain hedging, cash management and bank product obligations secured under the ABL Facility) are unconditionally guaranteed by Holdings on a limited‑recourse basis and secured by a second-priority lien on the equity interests of the Borrower held by Holdings, and guaranteed by each of the Subsidiary Guarantors and secured by a first-priority lien with respect to the ABL Priority Collateral and a second-priority lien with respect to the Notes Priority Collateral.

Restrictive Covenants and Other Matters

The ABL Facility requires that the Borrower, commencing on or after the last day of the first full fiscal quarter ending after the closing date of the ABL Facility, maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 at any time if as of such time availability is less than the greater of (x) $120 million and (y) 10% of the lesser of (i) the borrowing base at such time and (ii) the aggregate amount of ABL Facility commitments at such time.

The ABL Facility contains certain customary affirmative covenants. The negative covenants in the ABL Facility include, among other things, limitations (none of which are absolute) on the ability of each of the Borrower and its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) make certain loans or investments (including acquisitions); (iv) pay dividends on or make distributions in respect of capital stock or make other restricted payments; (v) sell certain assets; (vi) restrict dividends from subsidiaries or restrict liens; or (vii) prepay subordinated debt or modify the terms of certain debt.

The ABL Facility contains certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the ABL Facility may be entitled to take various actions, including the acceleration of amounts due under the ABL Facility and all actions permitted to be taken by a secured creditor in respect of the collateral securing the ABL Facility.

The foregoing description of the ABL Facility and the ABL Joinder is qualified in its entirety by reference to the ABL Credit Agreement and the ABL joinder, which are filed as Exhibits 10.2 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 29, 2025, QXO completed the previously announced acquisition of Beacon, pursuant to the Merger Agreement.

As previously disclosed, pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, QXO caused Merger Sub to amend its previously commenced tender offer, which was commenced on January 27, 2025 and contemplated a purchase of all of the outstanding shares of common stock, par value $0.01 per share, of Beacon (the “Shares”) at a price of $124.25 per share (such offer, as amended prior to the execution of the Merger Agreement, the “January Offer”), to increase the purchase price of the Shares to $124.35 per share (such amount, the “Offer Price”) in cash, without interest, and to make such other amendments to reflect the execution, terms and other conditions of the Merger Agreement (the “Amended Offer” and, together with the January Offer, the “Offer”).

The Offer expired at 5:00 p.m., Eastern Time, on April 28, 2025 (the “Expiration Time”). The depositary and exchange agent for the Offer has advised QXO that, as of the Expiration Time, a total of 44,835,447 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, which represented approximately 72.06% of the aggregate voting power of the Shares outstanding immediately after the consummation of the Offer, and an additional 6,098,763 Shares were tendered pursuant to guaranteed delivery procedures, representing approximately an additional 9.8% of the aggregate voting power of the Shares outstanding immediately after the consummation of the Offer. On April 29, 2025, Merger Sub irrevocably accepted for purchase all shares of the Shares validly tendered and not validly withdrawn pursuant to the Offer.

On April 29, 2025, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Beacon, with Beacon surviving as a wholly owned subsidiary of QXO and being renamed QXO Building Products, Inc. (the “Merger”), in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”). In the Merger, each then-outstanding share of Beacon common stock, other than (i) Shares owned by QXO, Merger Sub or any other direct or indirect wholly owned Subsidiary of QXO at the commencement of the Offer and which are owned by QXO, Merger Sub or any other direct or indirect wholly owned Subsidiary of QXO immediately prior to the Effective Time and not, in each case, held on behalf of third parties, (ii) Shares held in treasury of Beacon or held by any direct or indirect wholly owned Subsidiary of Beacon, (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares held by stockholders of Beacon who have demanded appraisal of such Shares pursuant to, and who comply in all respects with, Section 262 of the DGCL, were cancelled and automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest (the “Merger Consideration”).

Pursuant to the terms of the Merger Agreement, at the Effective Time:

(i)
each restricted stock unit award for which vesting is solely based on service-based conditions (each, a “RSU Award”) that was held by a non-employee member of the board of directors of Beacon, whether vested or unvested as of the Effective Time (each, a “Cash-Out RSU Award”) was accelerated in full and was cancelled and entitled the holder thereof to receive an amount in cash equal to the sum of (1) the product of (A) the Merger Consideration multiplied by (B) the number of Shares subject to such Cash-Out RSU Award an (2) any accrued and unpaid dividends or dividend equivalent rights corresponding to such Cash-Out RSU Award; and

(ii)
each (1) option to purchase Shares, (2) RSU Award that is not a Cash-Out RSU Award (each, an “Assumed RSU Award”) and (3) outstanding award of restricted stock units for which vesting is based on service-based conditions and performance-based conditions (each, a “PSU Award”), was converted into corresponding QXO equity awards (and, with respect to each PSU Award, with the performance-based vesting condition deemed satisfied at target and being converted into an award of QXO restricted stock units for which vesting is solely based on service-based conditions), in each case, based on an exchange ratio equal to the quotient obtained by dividing (A) the Merger Consideration by (B) the volume-weighted average trading price of QXO’s common stock on the New York Stock Exchange as reported by Bloomberg for the five (5) consecutive trading days ending on the trading day immediately preceding the closing, in each case, subject to the same terms and conditions applicable to such awards (excluding performance-based vesting terms) immediately prior to the Effective Time; provided that any amounts relating to accrued and unpaid dividends or dividend equivalent rights corresponding to an Assumed RSU Award or a PSU Award were converted into dividend equivalent rights on the corresponding QXO equity awards.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are qualified in their entirety by the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to QXO’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2025, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 8.01	Other Events.

On April 29, 2025, QXO issued a press release announcing the expiration and results of the Offer and the consummation of the Merger and QXO’s previously announced private placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The historical audited consolidated balance sheets of Beacon as of December 31, 2024 and 2023 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows of Beacon for each of the years ended December 31, 2024, 2023 and 2022, together with the notes thereto and the independent registered public accounting firm’s report thereon, were included in QXO’s Current Report on Form 8-K filed with the SEC on April 16, 2025, and are incorporated by reference into this Item 9.01(a) as Exhibit 99.2.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial statements of QXO and Beacon, consisting of the unaudited pro forma combined statements of operations of QXO and Beacon for the year ended December 31, 2024, giving effect to the Merger as if it had occurred on January 1, 2024, and the unaudited pro forma combined balance sheet of QXO and Beacon as of December 31, 2024, giving effect to the Merger as if it had occurred on December 31, 2024, together with the notes thereto, were included in QXO’s Current Report on Form 8-K filed with the SEC on April 16, 2025, and are incorporated by reference into this Item 9.01(b) as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of March 20, 2025, by and among QXO, Inc., Beacon Roofing Supply, Inc. and Queen MergerCo, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by QXO with the SEC on March 20, 2025).*

4.1	Indenture, dated as of April 29, 2025, among Queen MergerCo, Inc., the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee.
4.2	Supplemental Indenture No. 1, dated as of April 29, 2025, among QXO Building Products, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
10.1
Term Loan Credit Agreement, dated as of April 29, 2025, among Queen HoldCo, LLC, as Holdings, Queen MergerCo, Inc., as Borrower, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.*

10.2
Asset-Based Revolving Credit Agreement, dated as of April 29, 2025, among Queen HoldCo, LLC, as Holdings, Queen MergerCo, Inc., as Borrower, the subsidiary borrowers party thereto, the lenders and issuing banks party thereto and Citibank, N.A., as administrative agent and collateral agent.*

10.3
Joinder to Credit Agreement, dated as of April 29, 2025, by QXO Building Products, Inc., as Surviving Borrower, in respect of the Term Loan Credit Agreement, dated as of April 29, 2025, among Queen HoldCo, LLC, as Holdings, Queen MergerCo, Inc., as Borrower, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

10.4
Joinder to Credit Agreement, dated as of April 29, 2025, by QXO Building Products, Inc., as Surviving Borrower, in respect of the Asset-Based Revolving Credit Agreement, dated as of April 29, 2025, among Queen HoldCo, LLC, as Holdings, Queen MergerCo, Inc., as Borrower, the subsidiary borrowers party thereto, the lenders and issuing banks party thereto and Citibank, N.A., as administrative agent and collateral agent.

99.1	Press release issued by QXO, dated April 29, 2025.
99.2
Audited consolidated balance sheets of Beacon as of December 31, 2024 and 2023 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows of Beacon for each of the years ended December 31, 2024, 2023 and 2022, together with the notes thereto and the independent registered public accounting firm’s report thereon (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by QXO with the SEC on April 16, 2025).

99.3	Unaudited pro forma combined financial information (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by QXO with the SEC on April 16, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. QXO agrees to furnish supplementally a copy of any omitted schedules and/or exhibits to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2025

QXO, INC.

	By:	/s/ Christopher Signorello
		Name:	Christopher Signorello
		Title:	Chief Legal Officer